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                           CHRISTIANA COMPANIES, INC.

                           EXHIBIT 21 - SUBSIDIARIES

This exhibit sets forth all of Registrant's corporate subsidiaries at June 30, 1995 and the state of incorporation of each. All subsidiaries doing business do so under their own corporate name, and all are included in the Consolidated Financial Statement. All subsidiaries are directly or indirectly 100% owned by Registrant.


                                                                                         JURISDICTION OF
                                             NAME                                        INCORPORATION
                                 -----------------------------                           -------------
                                 Christiana Community Builders                           California
                                 CST Financial, Inc.                                     Delaware
                                 Martinique Holdings, Inc.                               California
                                 Tierrasanta, Inc.                                       Delaware
                                 The TLC Group, Inc.                                     Michigan
                                 Wiscold, Inc.                                           Wisconsin





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